EX-99.23(d)(13)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                       WELLINGTON MANAGEMENT COMPANY, LLP


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited liability partnership and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of November 1, 2005 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Investors Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, in order to effectuate a fee reduction for the JNL Money Market Fund, and the Jackson Perspective Money Market Fund, Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated July 1, 2008, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of July, 2008

JACKSON NATIONAL                            WELLINGTON MANAGEMENT
ASSET MANAGEMENT, LLC                       COMPANY, LLP


By:    _________________________________    By:_________________________________
Name:  MARK D. NERUD                        Name:_______________________________
Title: President                            Title:______________________________

                                   SCHEDULE B
                                  JULY 1, 2008
                                 (Compensation)

  ----------------------------------------------------------------------------
                              JNL MONEY MARKET FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $750 Million:                                             .05%*
  ------------------------------------------------------- --------------------
  $750 Million to $1 Billion:                                     .04%*
  ------------------------------------------------------- --------------------
  Over $1 Billion:                                               .025%*
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                      JACKSON PERSPECTIVE MONEY MARKET FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $750 Million:                                             .05%*
  ------------------------------------------------------- --------------------
  $750 Million to $1 Billion:                                     .04%*
  ------------------------------------------------------- --------------------
  Over $1 Billion:                                               .025%*
  ------------------------------------------------------- --------------------

* THE ASSETS OF THE JNL/SELECT MONEY MARKET FUND OF JNL SERIES TRUST AND THE ASSETS OF THE JNL MONEY MARKET FUND AND JACKSON PERSPECTIVE MONEY MARKET FUND OF JNL INVESTORS SERIES TRUST WILL BE COMBINED FOR PURPOSES OF DETERMINING THE APPLICABLE ANNUAL RATE.